Exhibit 99

Investor Relations Contact

Shane O'Connor, Executive Vice President & CFO

UniFirst Corporation

978-658-8888

shane_oconnor@unifirst.com

UNIFIRST ANNOUNCES FINANCIAL RESULTS FOR THE SECOND QUARTER OF FISCAL 2024

Wilmington, MA – March 27, 2024 – UniFirst Corporation (NYSE: UNF) (the “Company,” “UniFirst” or “we”) today reported results for its second quarter ended February 24, 2024 as compared to the corresponding period in the prior fiscal year:

Q2 2024 Financial Highlights

•
Consolidated revenues for the second quarter increased 8.8% to $590.7 million.
•
Operating income was $27.9 million, an increase of 34.9%.
•
The quarterly tax rate increased to 26.2% compared to 24.6% in the prior year.
•
Net income increased to $20.5 million from $17.8 million in the prior year, or 14.9%.
•
Diluted earnings per share increased to $1.09 from $0.95 in the prior year, or 14.7%.
•
EBITDA increased to $62.5 million compared to $50.5 million in the prior year, or 23.8%.

The Company's financial results for the second quarter of fiscal 2024 and 2023 included approximately $3.2 million and $9.1 million, respectively, of costs directly attributable to its customer relationship management (“CRM”) computer system, enterprise resource planning (“ERP”) system and branding initiatives (the “Key Initiatives”). In addition, the Company incurred costs related to the acquisition of Clean Uniform during the second quarter of fiscal 2023 of approximately $2.0 million. The effect of these items on the second quarter of fiscal 2024 and 2023 combined to decrease:

•
Both operating income and EBITDA by $3.2 million and $11.1 million, respectively.
•
Net income by $2.5 million and $8.3 million, respectively.
•
Diluted earnings per share by $0.13 and $0.44, respectively.

Steven Sintros, UniFirst President and Chief Executive Officer, said, “We are pleased with the results from our second quarter which met our expectations and delivered solid growth in revenues, EBITDA and cash flows from operating activities. I want to sincerely thank all our Team Partners who continue to Always Deliver for each other and our customers as we strive towards our vision of being universally recognized as the best service provider in the industry. …all while living our Mission of Serving the People Who do the Hard Work.”

Segment Reporting Highlights

Core Laundry Operations

•
Revenues for the quarter increased 9.5% to $522.4 million.
•
Organic growth, which excludes the effect of acquisitions and fluctuations in the Canadian dollar, was 4.8%.
•
Operating margin increased to 3.6% from 2.9%.
•
Core Laundry Operations' EBITDA margin increased to 9.9% from 8.7%.

The costs we incurred related to the Key Initiatives, discussed above, were recorded to the Core Laundry Operations' segment, and decreased both the Core Laundry Operations' operating and EBITDA margin for the second quarters of fiscal 2024 and 2023 by 0.6% and 2.3%, respectively.

The segment's operating and EBITDA margin comparisons were also impacted by additional reserves we recorded related to our legacy environmental sites and investments that we have made over the last year in our corporate capabilities, which were partially offset by lower energy costs as a percentage of revenues. Further impacting the segment’s operating margin was elevated non-cash acquisition-related intangibles amortization resulting from the Company's acquisition of Clean Uniform in March 2023.

Specialty Garments

•
Revenues for the quarter were $43.5 million, an increase of 3.2%, which was driven by growth in the segment's cleanroom operations.
•
Operating margin increased to 22.8% from 19.1% a year ago, primarily as a result of improved operating leverage and lower merchandise expenses in our cleanroom operations.
•
Specialty Garments consists of nuclear decontamination and cleanroom operations, and its results can vary significantly due to seasonality and the timing of reactor outages and projects.

Balance Sheet and Capital Allocation

•
Cash, cash equivalents and Short-term investments totaled $101.9 million as of February 24, 2024.
•
The Company had no long-term debt outstanding as of February 24, 2024.
•
Cash flows from operating activities increased to $106.7 million in the first half of 2024, an increase of 66.3% over the prior year.
•
The Company repurchased 45,250 shares of Common Stock for $7.9 million in the second quarter of fiscal 2024. As of February 24, 2024, the Company had $91.9 million remaining under its existing share repurchase authorization.
•
Weighted average shares outstanding – Diluted for both the second quarter of fiscal 2024 and fiscal 2023 were 18.8 million.

Financial Outlook

Mr. Sintros continued, “At this time, we continue to expect our revenues for fiscal 2024 to be between $2.415 billion and $2.425 billion and fully diluted earnings per share to be between $6.80 and $7.16.” Our guidance for fiscal 2024 continues to include one extra week of operations compared to fiscal 2023 due to the timing of our fiscal quarter, and assumes:

•
Core Laundry Operations’ operating and EBITDA margins at the midpoint of the range of 6.5% and 12.6%, respectively.
•
A revised estimate of $12.0 million of costs directly attributable to our Key Initiatives that will be expensed in fiscal 2024 and will decrease both the Core Laundry Operations’ operating and EBITDA margins by 0.6%.
•
An effective tax rate of 25.0%.
•
No impact from any future share buybacks or unexpected significantly adverse economic developments.

Conference Call Information

UniFirst Corporation will hold a conference call today at 9:00 a.m. (ET) to discuss its quarterly financial results, business highlights and outlook. A simultaneous live webcast of the call will be available over the Internet and can be accessed at www.unifirst.com.

About UniFirst Corporation

Headquartered in Wilmington, Mass., UniFirst Corporation (NYSE: UNF) is a North American leader in the supply and servicing of uniform and workwear programs, facility service products, as well as first aid and safety supplies and services. Together with its subsidiaries, the Company also manages specialized garment programs for the cleanroom and nuclear industries. In addition to partnering with leading brands, UniFirst manufactures its own branded workwear, protective clothing, and floorcare products at its five company-owned ISO-9001-certified manufacturing facilities. With more than 270 service locations, over 300,000 customer locations, and 16,000-plus employee Team Partners, the Company outfits more than 2 million workers every day. For more information, contact UniFirst at 888.296.2740 or visit UniFirst.com.

Forward-Looking Statements Disclosure

This public announcement contains forward-looking statements within the meaning of the federal securities laws that reflect the Company's current views with respect to future events and financial performance, including projected revenues, operating margin and earnings per share. Forward-looking statements contained in this public announcement are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995 and may be identified by words such as “guidance,” “outlook,” “estimates,” “anticipates,” “projects,” “plans,” “expects,” “intends,” “believes,” “seeks,” “could,” “should,” “may,” “will,” “strategy,” “objective,” “assume,” “strive,” “design,” “assumption,” “vision” or the negative versions thereof, and similar expressions and by the context in which they are used. Such forward-looking statements are based upon our current expectations and speak only as of the date made. Such statements are highly dependent upon a variety of risks, uncertainties and other important factors that could cause actual results to differ materially from those reflected in such forward-looking statements. Such factors include, but are not limited to, uncertainties caused by an economic recession or other adverse economic conditions, including, without limitation, as a result of continued high inflation rates or further increases in inflation or interest rates or extraordinary events or circumstances such as geopolitical conflicts like the conflict between Russia and Ukraine, disruption in the Middle East or the COVID-19 pandemic, and their impact on our customers' businesses and workforce levels, disruptions of our business and operations, including limitations on, or closures of, our facilities, or the business and operations of our customers or suppliers in connection with extraordinary events or circumstances such as the COVID-19 pandemic, uncertainties regarding our ability to consummate acquisitions and successfully integrate acquired businesses, including Clean Uniform, and the performance of such businesses, uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation, any adverse outcome of pending or future contingencies or claims, our ability to compete successfully without any significant degradation in our margin rates, seasonal and quarterly fluctuations in business levels, our ability to preserve positive labor relationships and avoid becoming the target of corporate labor unionization campaigns that could disrupt our business, the effect of currency fluctuations on our results of operations and financial condition, our dependence on third parties to supply us with raw materials, which such supply could be severely disrupted as a result of extraordinary events or circumstances such as the conflict between Russia and Ukraine, any loss of key management or other personnel, increased costs as a result of any changes in federal, state, international or other laws, rules and regulations or governmental interpretation of such laws, rules and regulations, uncertainties regarding, or adverse impacts from continued high price levels of natural gas, electricity, fuel and labor or increases in such costs, the negative effect on our business from sharply depressed oil and natural gas prices, the continuing increase in domestic healthcare costs, increased workers' compensation claim costs, increased healthcare claim costs, our ability to retain and grow our customer base, demand and prices for our products and services, fluctuations in our Specialty Garments business, political or other instability, supply chain disruption or infection among our employees in Mexico and Nicaragua where our principal garment manufacturing plants are located, our ability to properly and efficiently design, construct, implement and operate a new customer relationship management computer system, interruptions or failures of our information technology systems, including as a result of cyber-attacks, additional professional and internal costs necessary for compliance with any changes in or additional Securities and Exchange Commission (the “SEC”), New York Stock Exchange and accounting or other rules, including, without limitation, recent rules adopted by the SEC regarding climate-related and cybersecurity-related disclosures, strikes and unemployment levels, our efforts to evaluate and potentially reduce internal costs, the impact of foreign trade policies and tariffs or other impositions on imported goods on our business, results of operations and financial condition, our ability to successfully implement our business strategies and processes, including our capital allocation strategies, our ability to successfully remediate the material weakness in internal control over financial reporting disclosed in our Annual Report on Form 10-K for the year ended August 26, 2023 and the other factors described under Part I, Item 1A. “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended August 26, 2023, Part II, Item 1A. “Risk Factors” and elsewhere in our subsequent Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made.

Consolidated Statements of Income

(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
(In thousands, except per share data)	February 24, 2024	February 25, 2023	February 24, 2024	February 25, 2023
Revenues	$590,711	$542,691	$1,184,236	$1,084,489

Operating expenses:
Cost of revenues (1)	396,191	369,896	779,987	723,868
Selling and administrative expenses (1)	131,417	122,190	254,276	239,553
Depreciation and amortization	35,160	29,895	68,893	56,940
Total operating expenses	562,768	521,981	1,103,156	1,020,361

Operating income	27,943	20,710	81,080	64,128

Other expense (income):
Interest income, net	(350)	(3,031)	(3,184)	(5,800)
Other expense, net	575	114	1,291	905
Total other expense (income), net	225	(2,917)	(1,893)	(4,895)

Income before income taxes	27,718	23,627	82,973	69,023
Provision for income taxes	7,261	5,817	20,191	17,256

Net income	$20,457	$17,810	$62,782	$51,767

Income per share – Basic:
Common Stock	$1.14	$0.99	$3.49	$2.88
Class B Common Stock	$0.91	$0.79	$2.79	$2.31

Income per share – Diluted:
Common Stock	$1.09	$0.95	$3.35	$2.76

Income allocated to – Basic:
Common Stock	$17,188	$14,962	$52,754	$43,488
Class B Common Stock	$3,269	$2,848	$10,028	$8,279

Income allocated to – Diluted:
Common Stock	$20,457	$17,810	$62,782	$51,767

Weighted average shares outstanding – Basic:
Common Stock	15,106	15,087	15,110	15,084
Class B Common Stock	3,590	3,590	3,590	3,590

Weighted average shares outstanding – Diluted:
Common Stock	18,754	18,767	18,758	18,757

(1)
Exclusive of depreciation on the Company's property, plant and equipment and amortization on its intangible assets.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)	February 24, 2024	August 26, 2023
Assets
Current assets:
Cash and cash equivalents	$90,538	$79,443
Short-term investments	11,392	10,157
Receivables, net	291,784	279,078
Inventories	158,279	148,334
Rental merchandise in service	241,340	248,323
Prepaid taxes	9,563	20,907
Prepaid expenses and other current assets	61,582	53,876
Total current assets	864,478	840,118
Property, plant and equipment, net	772,223	756,540
Goodwill	648,829	647,900
Customer contracts and other intangible assets, net	132,478	145,618
Deferred income taxes	617	567
Operating lease right-of-use assets, net	69,726	62,565
Other assets	132,602	116,667
Total assets	$2,620,953	$2,569,975
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$86,318	$92,730
Accrued liabilities	158,478	156,408
Accrued taxes	—	352
Operating lease liabilities, current	18,068	17,739
Total current liabilities	262,864	267,229
Long-term liabilities:
Accrued liabilities	123,446	121,682
Accrued and deferred income taxes	131,248	130,084
Operating lease liabilities	53,710	47,020
Total liabilities	571,268	566,015
Shareholders’ equity:
Common Stock	1,509	1,510
Class B Common Stock	359	359
Capital surplus	101,197	99,303
Retained earnings	1,969,659	1,926,549
Accumulated other comprehensive loss	(23,039)	(23,761)
Total shareholders’ equity	2,049,685	2,003,960
Total liabilities and shareholders’ equity	$2,620,953	$2,569,975

Detail of Operating Results

(Unaudited)

	Thirteen Weeks Ended February 24, 2024				Thirteen Weeks Ended February 25, 2023
	Core Laundry	Specialty	First		Core Laundry	Specialty	First
(In thousands, except percentages)	Operations	Garments	Aid	Total	Operations	Garments	Aid	Total
Revenues	$522,420	$43,462	$24,829	$590,711	$477,050	$42,127	$23,514	$542,691
Revenue Growth %	9.5%	3.2%	5.6%	8.8%

Operating Income (Loss) (1), (2)	$19,046	$9,901	$(1,004)	$27,943	$13,642	$8,045	$(977)	$20,710
Operating Margin	3.6%	22.8%	-4.0%	4.7%	2.9%	19.1%	-4.2%	3.8%

EBITDA (1), (2)	$51,646	$10,922	$(40)	$62,528	$41,507	$9,097	$(113)	$50,491
EBITDA Margin	9.9%	25.1%	-0.2%	10.6%	8.7%	21.6%	-0.5%	9.3%

(1)
The Company's financial results for the second quarter of fiscal 2024 and 2023 included approximately $3.2 million and $9.1 million, respectively, of costs directly attributable to its Key Initiatives. In addition, the Company incurred costs related to the acquisition of Clean Uniform during the second quarter of fiscal 2023 of approximately $2.0 million. These costs were recorded to the Core Laundry Operations.
(2)
The Key Initiatives' costs resulted in a decrease in both Core Laundry Operations' operating margin and EBITDA margin for the second quarter of fiscal 2024 and 2023 of 0.6% and 2.3%, respectively.

	Twenty-Six Weeks Ended February 24, 2024				Twenty-Six Weeks Ended February 25, 2023
	Core Laundry	Specialty	First		Core Laundry	Specialty	First
(In thousands, except percentages)	Operations	Garments	Aid	Total	Operations	Garments	Aid	Total
Revenues	$1,046,409	$88,131	$49,696	$1,184,236	$954,448	$86,206	$43,835	$1,084,489
Revenue Growth %	9.6%	2.2%	13.4%	9.2%

Operating Income (Loss) (3), (4)	$61,137	$22,018	$(2,075)	$81,080	$47,473	$18,228	$(1,573)	$64,128
Operating Margin	5.8%	25.0%	-4.2%	6.8%	5.0%	21.1%	-3.6%	5.9%

EBITDA (3), (4)	$124,966	$24,070	$(354)	$148,682	$99,942	$20,268	$(47)	$120,163
EBITDA Margin	11.9%	27.3%	-0.7%	12.6%	10.5%	23.5%	-0.1%	11.1%

(3)
The Company's financial results for the first half of fiscal 2024 and 2023 included approximately $6.1 million and $19.1 million, respectively, of costs directly attributable to its Key Initiatives. In addition, the Company incurred costs related to the acquisition of Clean Uniform during the first half of fiscal 2023 of approximately $2.0 million. These costs were recorded to the Core Laundry Operations.
(4)
The Key Initiatives' costs resulted in a decrease in both Core Laundry Operations' operating margin and EBITDA margin for the first half of fiscal 2024 and 2023 of 0.6% and 2.2%, respectively.

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)	February 24, 2024	February 25, 2023
Cash flows from operating activities:
Net income	$62,782	$51,767
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization (1)	68,893	56,940
Share-based compensation	4,842	4,533
Accretion on environmental contingencies	632	518
Accretion on asset retirement obligations	467	458
Deferred income taxes	897	1,080
Other	963	119
Changes in assets and liabilities, net of acquisitions:
Receivables, less reserves	(12,574)	(27,636)
Inventories	(9,935)	683
Rental merchandise in service	7,127	(13,592)
Prepaid expenses and other current assets and Other assets	(14,036)	(4,459)
Accounts payable	(8,035)	(900)
Accrued liabilities	(6,205)	(17,072)
Prepaid and accrued income taxes	10,907	11,730
Net cash provided by operating activities	106,725	64,169

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	—	(7,059)
Capital expenditures, including capitalization of software costs	(72,902)	(74,847)
Purchases of investments	(11,394)	(107,000)
Maturities of investments	10,217	6,000
Proceeds from sale of assets	632	345
Net cash used in investing activities	(73,447)	(182,561)

Cash flows from financing activities:
Proceeds from exercise of share-based awards	3	3
Taxes withheld and paid related to net share settlement of equity awards	(2,638)	(2,802)
Repurchase of Common Stock	(8,119)	—
Payment of cash dividends	(11,512)	(10,954)
Net cash used in financing activities	(22,266)	(13,753)

Effect of exchange rate changes	83	(156)

Net increase (decrease) in cash and cash equivalents	11,095	(132,301)
Cash and cash equivalents at beginning of period	79,443	376,399
Cash and cash equivalents at end of period	$90,538	$244,098
(1)
Depreciation and amortization for the first half of fiscal 2024 and 2023 included approximately $9.2 million and $5.1 million, respectively, of non-cash amortization expense recognized on acquisition-related intangible assets.

Reconciliation of GAAP to Non-GAAP Financial Measures

The Company reports its consolidated financial results in accordance with generally accepted accounting principles (“GAAP”). To supplement the Company's consolidated financial results in this press release, the Company also presents EBITDA and EBITDA margin, which are non-GAAP financial measures. The Company defines EBITDA as net income before interest, income taxes, depreciation and amortization. EBITDA margin is defined as EBITDA for a period divided by revenue for the same period.

The Company believes these non-GAAP financial measures provide useful supplemental information regarding the performance of the Company and its segments to both management and investors. These non-GAAP financial measures exclude certain items that may impact the comparability of the Company's results. In addition, by excluding certain items, these non-GAAP financial measures enable management and investors to further evaluate the underlying operating performance of the Company.

Supplemental reconciliations of the Company's consolidated net income on a GAAP basis to EBITDA and EBITDA margin, which are non-GAAP financial measures, are presented in the following tables. Investors are encouraged to review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures, which are provided below. EBITDA and EBITDA margin should be considered in addition to, and not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

The Company does not allocate its provision for income taxes to its business segments and as a result, presents it in a separate column in the following tables.

	Thirteen Weeks Ended February 24, 2024
	Core Laundry	Specialty	First
(In thousands, except percentages)	Operations	Garments	Aid	Other	Total
Revenue	$522,420	$43,462	$24,829	$—	$590,711

Net income	$18,821	$9,901	$(1,004)	$(7,261)	$20,457
Provision for income taxes	—	—	—	7,261	7,261
Interest income, net	(350)	—	—	—	(350)
Depreciation and amortization	33,175	1,021	964	—	35,160
EBITDA	$51,646	$10,922	$(40)	$—	$62,528
EBITDA Margin	9.9%	25.1%	-0.2%		10.6%

	Thirteen Weeks Ended February 25, 2023
	Core Laundry	Specialty	First
(In thousands, except percentages)	Operations	Garments	Aid	Other	Total
Revenue	$477,050	$42,127	$23,514	$—	$542,691

Net income	$16,559	$8,045	$(977)	$(5,817)	$17,810
Provision for income taxes	—	—	—	5,817	5,817
Interest income, net	(3,031)	—	—	—	(3,031)
Depreciation and amortization	27,979	1,052	864	—	29,895
EBITDA	$41,507	$9,097	$(113)	$—	$50,491
EBITDA Margin	8.7%	21.6%	-0.5%		9.3%

	Twenty-Six Weeks Ended February 24, 2024
	Core Laundry	Specialty	First
(In thousands, except percentages)	Operations	Garments	Aid	Other	Total
Revenue	$1,046,409	$88,131	$49,696	$—	$1,184,236

Net income	$63,030	$22,018	$(2,075)	$(20,191)	$62,782
Provision for income taxes	—	—	—	20,191	20,191
Interest income, net	(3,184)	—	—	—	(3,184)
Depreciation and amortization	65,120	2,052	1,721	—	68,893
EBITDA	$124,966	$24,070	$(354)	$—	$148,682
EBITDA Margin	11.9%	27.3%	-0.7%		12.6%

	Twenty-Six Weeks Ended February 25, 2023
	Core Laundry	Specialty	First
(In thousands, except percentages)	Operations	Garments	Aid	Other	Total
Revenue	$954,448	$86,206	$43,835	$—	$1,084,489

Net income	$52,368	$18,228	$(1,573)	$(17,256)	$51,767
Provision for income taxes	—	—	—	17,256	17,256
Interest income, net	(5,800)	—	—	—	(5,800)
Depreciation and amortization	53,374	2,040	1,526	—	56,940
EBITDA	$99,942	$20,268	$(47)	$—	$120,163
EBITDA Margin	10.5%	23.5%	-0.1%		11.1%

Supplemental reconciliations of the Company’s fiscal 2024 financial outlook for consolidated net income on a GAAP basis to EBITDA and EBITDA margin, which are non-GAAP financial measures, are presented in the following table. In addition, supplemental reconciliations of the fiscal 2024 financial outlook for segments’ net income on a GAAP basis to segments’ EBITDA and EBITDA margin, which are non-GAAP financial measures, are also presented in the following table.

Investors are encouraged to review the reconciliations of the outlook for these non-GAAP measures to the outlook for their most directly comparable GAAP financial measures, which are provided below. The Company’s outlook contains forward-looking statements and information. Actual results may differ materially. See “Forward-Looking Statements Disclosure.”

	Fifty-three Weeks Ended August 31, 2024 (1)
			Specialty Garments,
		Core Laundry	First Aid, and
(In thousands, except percentages)	Consolidated	Operations	Other
Revenue	$2,420,000	$2,138,000	$282,000

Net income	$132,300	$141,400	$(9,100)
Provision for income taxes	44,100	—	44,100
Interest income, net	(4,000)	(4,000)	—
Depreciation and amortization	140,700	133,000	7,700
EBITDA	$313,100	$270,400	$42,700
EBITDA Margin	12.9%	12.6%	15.1%

(1)
Amounts represent the midpoint of the Company’s guidance.